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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      PARADIGM MUSIC ENTERTAINMENT COMPANY
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             (Exact name of registrant as specified in its charter)


                   Delaware                                13-2852150
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(State of incorporation or organization     (I.R.S. employee identification no.)

67 Irving Place North, New York, New York                   10003
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(Address of principal executive offices)                  (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction 1.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A.(c)(2), please check the following box [ ].


     Securities to be registered pursuant to Section 12(b) of the Act: None


        Securities to be registered pursuant to Section 12(g) of the Act:

                      Class A Common Stock, $.01 par value
                               Redeemable Warrants
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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The information called for by this Item 1, set forth under the caption "Description of Securities on Page 47 of Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-23781) filed with the Securities and Exchange Commission on March 21, 1997 and amended on August 19, 1997, is incorporated herein by reference.

Item 2. Exhibits

        1.1 Specimen Class A Common Stock Certificate.

        1.2 Specimen Redeemable Warrant Certificate.

        1.3 Form of Warrant Agreement.*

        2.1 Certificate of Incorporation of the Registrant.*

        2.2 By-Laws of the Registrant.*







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*   Filed as an exhibit to the Registrant's Registration Statement on Form SB-2
    (File No. 333-23781) filed with the Commission on March 21, 1997.

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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: August 19, 1997                              PARADIGM MUSIC ENTERTAINMENT
                                                    COMPANY



                                                   By: /s/ Thomas McPartland
                                                       -------------------------
                                                       Thomas McPartland

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